FIFTH AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
THIS FIFTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Fifth Amendment”) is entered into and made effective as of September 17, 2025 (the “Effective Date”), by and among Salarius Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“First Merger Sub”); Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Second Merger Sub” and together with First Merger Sub, “Merger Subs”); and Decoy Therapeutics Inc., a Delaware corporation (the “Company”). Parent, Merger Subs and the Company are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties”.

RECITALS

A.        The Parties previously entered into that certain Agreement and Plan of Merger dated January 10, 2025, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of March 28, 2025, that certain Second Amendment to Agreement and Plan of Merger dated June 10, 2025, that certain Third Amendment to Agreement and Plan of Merger dated July 18, 2025 and that certain Fourth Amendment to Agreement and Plan of Merger dated July 29, 2025 (as amended, the “Merger Agreement”); and

B.        The Parties desire to amend the Merger Agreement pursuant to the terms and conditions of this Fifth Amendment and the respective boards of directors of the Parent, each MergerSub and the Company have each approved this Fifth Amendment to be effective as of the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Exhibit C-1 - Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Form of Certificate of Designation - Series A”). The Form of Certificate of Designation - Series A attached to the Merger Agreement as Exhibit C-1 is hereby deleted in its entirety and replaced by the Form of Certificate of Designation - Series A attached as Exhibit C-1 hereto.
2.Exhibit E - Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock (the “Form of Certificate of Designation - Series B”). The Form of Certificate of Designation - Series B attached to the Merger Agreement as Exhibit E is hereby deleted in its
61815282

entirety and replaced by the Form of Certificate of Designation - Series B attached as Exhibit E hereto.
3.          APPLICABLE LAW. This Fifth Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.
4.         HEADINGS. The bold-faced headings contained in this Fifth Amendment are for convenience of reference only, shall not be deemed to be a part of this Fifth Amendment and shall not be referred to in connection with the construction or interpretation of this Fifth Amendment.
5.         ASSIGNABILITY. This Fifth Amendment shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Fifth Amendment nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Fifth Amendment or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.
6.         CONSTRUCTION.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Merger Agreement.  The terms of this Fifth Amendment amend and modify the Merger Agreement as if fully set forth in the Merger Agreement. Upon the effectiveness of this Fifth Amendment, all references in the Merger Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Merger Agreement, as modified by this Fifth Amendment. If there is any conflict between the terms, conditions and obligations of this v Amendment and the Merger Agreement, this Fifth Amendment’s terms, conditions and obligations shall control.  All other provisions of the Merger Agreement not specifically modified by this Fifth Amendment are expressly preserved.  This v Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.
7.         AUTHORITY.  By their execution of this Fifth Amendment, the undersigned Parties hereby confirm that they are duly authorized to execute this Fifth Amendment and any necessary requisite approval has been obtained with respect to this Fifth Amendment and all matters set forth herein.
[Remainder of Page Intentionally Left Blank]

61815282

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment as of the Effective Date.

PARENT:

Salarius Pharmaceuticals, Inc. By: /s/ Mark Rosenblum Name: Mark Rosenblum Title: Chief Financial Officer

THE FIRST MERGER SUB:

Decoy Therapeutics MergerSub I, Inc. By: /s/ Mark Rosenblum Name: Mark Rosenblum Title: Chief Financial Officer

THE SECOND MERGER SUB:

Decoy Therapeutics MergerSub II, LLC By: /s/ Mark Rosenblum Name: Mark Rosenblum Title: Chief Financial Officer

THE COMPANY:

Decoy Therapeutics Inc. By: /s/ Frederick Pierce II Name: Frederick Pierce II Title: Chief Executive Officer

[Signature Page to Fourth Amendment to Agreement and Plan of Merger]
61815282

Exhibit C-1

Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock

[attached]
Exhibit C-1
61815282

Exhibit E

Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Non-Voting Convertible Preferred Stock

[attached]

Exhibit E
61815282